        [LETTERHEAD OF DELOITTE TOUCHE TOHMATSU BRIGHTMAN ALMAGOR & CO.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants of EPSILON INVESTMENT HOUSE LTD., we hereby consent to the incorporation of our report included in Form 10K, into the Company's previously Filed Registration Statement File No. 33-51023 and No. 55137.

/s/ Brightman, Almagor & Co.

BRIGHTMAN, ALMAGOR & CO.
Certified Public Accountants

Date: March 25, 1999